EXHIBIT 13.1
CERTIFICATIONS
PURSUANT TO 18 USC SECTION 1350
AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     We, Mohammad Abu-Ghazaleh and John F. Inserra, as Chief Executive Officer and Chief Financial Officer, respectively, of Fresh Del Monte Produce Inc., a Cayman Islands Corporation (the “Company”), hereby certify, pursuant to 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:
(1)	the accompanying Annual Report on Form 20-F for the period ending December 30, 2005 as filed with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 6, 2006	By:	/s/ Mohammad Abu-Ghazaleh
	Name:	Mohammad Abu-Ghazaleh
	Title:	Chairman of the Board, Director and
Chief Executive Officer

Date: March 6, 2006	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	Executive Vice President and Chief
Financial Officer
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the United States Securities and Exchange Commission or its staff upon request.